Exhibit 99.1

PILGRIM’S TO EXPAND PREPARED FOODS AND BRANDED PRODUCTS PLATFORM BY ACQUIRING KERRY CONSUMER FOODS’ MEATS AND MEALS BUSINESS
£680M acquisition will increase Pilgrim's portfolio diversity
Company to host a conference call today at 5 p.m. ET
GREELEY, Colo., June 17, 2021 – Pilgrim’s Pride Corporation (Nasdaq: PPC) (“Pilgrim’s” or the “Company”) today announced that it has executed an acquisition agreement to acquire the Meats and Meals business (the “Acquisition”) of Kerry Consumer Foods in the United Kingdom and Ireland. Following the Acquisition, Pilgrim’s will be a leading food company, with a significant value-added protein and integrated prepared foods business anchored by a portfolio of strong brands.
The Acquisition, which was unanimously approved by Pilgrim’s Board of Directors, values the acquired businesses at a £680 million (or approximately $952 million based on a 1.40 USD/GBP exchange rate as of June 16, 2021) enterprise value. The purchase amount represents an 8.5x multiple on implied expected standalone EBITDA for 2021.
“We are pleased to have the opportunity to position Pilgrim’s as a leading prepared foods and branded products player through the acquisition of Kerry Consumer Foods’ Meats and Meals business,” said Fabio Sandri, Pilgrim’s’ Chief Executive Officer. “The transaction enhances our value-added portfolio by adding market-leading brands such as Denny, Richmond and Fridge Raiders, which we expect to deliver a higher and more stable margin profile.”
“We look forward to welcoming Kerry Consumer Foods’ Meats and Meals business’ talented management team and other team members, led by Nick Robinson, to the Pilgrim’s family, and we look forward to working together to drive growth and deliver value for all of our stakeholders,” Sandri continued.
“Pilgrim’s has agreed to acquire a leader in convenience foods solutions that sells into a wide breadth of channels and customers, a portfolio of innovative and market-leading brands, and a strong team of dedicated people,” said Nick Robinson, Kerry Consumer Foods’ Chief Executive Officer. “Our companies share a rich heritage in food production with aligned values that put people and customers at the heart of all we do. We look forward to working with our new colleagues to build upon the fantastic progress of these businesses and realize our combined growth opportunities as we enter an exciting new phase.”
Kerry Meats is a leading manufacturer of branded and private label meats, meat snacks and food-to-go products in the United Kingdom and Ireland. Kerry Meals is a leading ethnic chilled and frozen ready meals business in the United Kingdom. The combined businesses produced over £725 million in annual sales during the year ended December 31, 2020 and have more than 4,500 team members. The Kerry team also has a proven track record of innovation with the successful launch of its branded meat-free products.

“Pilgrim’s is already strongly positioned within the global protein market, and this complementary acquisition provides further breadth into the prepared and branded products segment,” Sandri said. “The inclusion of the Kerry Consumer Foods’ Meats and Meals business follows our strategy of a well-balanced portfolio of products, geographies and customer base. We believe that the Acquisition will also enable the Company to develop new and innovative products through the businesses’ combined expertise to support our key customers’ growth objectives.”
The Acquisition is expected to close in the fourth quarter of 2021 and is subject to routine closing purchase price adjustments (including working capital and net debt adjustments), customary closing conditions and regulatory approvals.
Conference Call Information
Pilgrim’s will host a conference call and webcast today, June 17 at 5 p.m. ET to discuss the transaction.
Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc210618.html
To access the conference call, please dial 1-844-883-3889 from the U.S. or 1-412-317-9245 from outside the U.S. Supporting materials, as well as a link to an audio webcast of the conference call, will be available in the investor section of Pilgrim’s website at www.pilgrims.com under “Events.” Please note that to submit a question to management during the call, you must be logged in via telephone. Replays of the conference call can be accessed by dialing 1-877-344-7529 from the U.S. or 1-412-317-0088 from outside the U.S. The replay confirmation code is 10157640. A replay will be available on Pilgrim's website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
Advisors
Rothschild & Co is serving as exclusive financial advisor to Pilgrim’s in connection with this transaction, and Freshfields Bruckhaus Deringer LLP and A&L Goodbody LLP are serving as legal advisors.
About Pilgrim's
As a global food company with more than 58,000 team members, Pilgrim’s processes, prepares, packages and delivers fresh, frozen and value-added food products for customers in more than 100 countries. For more information, please visit www.pilgrims.com.
About Kerry Group
Kerry is the world’s leading taste and nutrition partner for the food, beverage and pharmaceutical industries, innovating with customers to create great tasting products, with improved nutrition and functionality, while ensuring better impact for the planet. Kerry’s leading consumer insights, global RD&A team of 1,000+ food scientists and local manufacturing footprint in 31 countries enable it to co-create with customers across over 150 countries. Kerry is driven to be their customers’ most valued partner, creating a world of sustainable nutrition, and will reach over 2 billion consumers with sustainable nutrition solutions by 2030. For more information, visit Kerrygroup.com.
CONTACTS:
Pilgrim’s
Investors:

Dunham Winoto
Director, Investor Relations
Pilgrim's
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com
Media:
Cameron Bruett
Head, Corporate Affairs
Pilgrim’s
Cameron.Bruett@jbssa.com
(202) 445-6168
Forward Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,”
“believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the inability to complete the proposed transaction with the Kerry Group and satisfy the closing conditions to complete the transaction; the inability to recognize the anticipated benefits of the proposed transaction with the Kerry Group; the risks and impacts of recent and future cyberattacks; the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that the health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels; and the impact of uncertainties of pending or future litigation and the legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust

Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.